                                                                      EXHIBIT 99


            WINTHROP RESIDENTIAL ASSOCIATES I, A LIMITED PARTNERSHIP
            --------------------------------------------------------
                         FORM 10-QSB SEPTEMBER 30, 2000
                         ------------------------------

        SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT

1. Statement of Cash Available for Distribution for the three months ended September 30, 2000:

     Net Loss                                                   $ (18,000)
     Less:     Equity in income of Local Limited Partnership      (11,000)
     Add:      Cash from reserves                                  29,000
                                                                ---------

     Cash Available for Distribution                            $       -
                                                                =========

2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended September 30, 2000:

       Entity Receiving             Form of
         Compensation            Compensation                 Amount
     -------------------    ----------------------     ---------------------

            None









                                    11 of 11